Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Franklin BSP Real Estate Debt BDC (the “Company”) for the period ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard J. Byrne, as Chief Executive Officer, and Jerome S. Baglien, as Chief Financial Officer and Chief Operating Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2025	/s/ Richard J. Byrne
Richard J. Byrne
Chief Executive Officer
(Principal Executive Officer)

Date: March 27, 2025	/s/ Jerome S. Baglien
Jerome S. Baglien
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)